Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hamptons Luxury Homes, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement of Hamptons Luxury Homes, Inc., on Form S-8 of our report dated March 28, 2006 relating to the audit of the consolidated financial statements, appearing in Hamptons Luxury Homes, Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

/s/Most & Company, LLP

New York, New York
April 18, 2006